MMQ
McGrail Merkel Quinn & Associates, P.C.
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

Francis J. Merkel, CPA
Joseph J. Quinn, CPA/ABV, CVA
Daniel J. Gerrity, CPA
Mary Ann E. Novak, CPA

October 21, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Repro-Med Systems, Inc.

Commissioners:

We have read Repro-Med Systems, Inc.'s statements included under Item 4.01 "Change in Registrant's Certifying Accountant" of its Form 8-K and we agree with such statements concerning our firm.

/s/ McGrail Merkel Quinn & Associates, P.C.

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McGLADREY ALLIANCE | McGladrey

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